Exhibit 99.1

KEYCORP NAMES CHRISTOPHER M. GORMAN AND

DONALD R. KIMBLE VICE CHAIRMEN

Gorman Named Vice Chairman and President of Banking; Kimble Named

Vice Chairman and Chief Financial Officer

CLEVELAND, June 8, 2017 – KeyCorp (NYSE: KEY) today announced that it has named Christopher M. Gorman and Donald R. Kimble as Vice Chairmen. In making the appointments, Beth Mooney, KeyCorp Chairman and CEO, cited KeyCorp’s continued focus on its commitments to core growth in its businesses as well as delivering on the financial commitments of its acquisition of First Niagara Financial Group.

In the new roles, Gorman will serve as Vice Chairman and President of Banking and Kimble will serve as Vice Chairman and Chief Financial Officer. Both will continue to report directly to Mooney.

“Through the First Niagara acquisition, KeyBank has become one of the largest banks in the country,” said Mooney. “But the acquisition was not only about becoming a bigger bank. Even more important, it was about becoming a better bank. Chris and Don have been instrumental in getting us to this point. As Vice Chairmen, they will partner and be uniquely positioned to ensure our continued forward momentum.”

Gorman will assume a new position as Vice Chairman as well as President of Banking. In this role, Gorman will leverage his nearly 34 years of experience in the financial services sector (including 26 with Key) to profitably grow KeyBank’s businesses. E.J. Burke and Dennis Devine, co-Presidents of Key Community Bank, and Angela Mago and Randy Paine, co-Heads of Key Corporate Bank, will report to Gorman and work closely with him to accelerate KeyBank’s positive momentum while enhancing the client experience.

In the new role, Kimble will continue to lead KeyCorp’s Finance organization as Chief Financial Officer, with responsibility for accounting, tax, treasury, planning and forecasting, investor relations, corporate real estate and line of business finance. In making today’s announcement, Mooney cited Kimble’s sharp focus on maximizing return for shareholders while making effective, prudent investments to enhance Key’s growth and performance.

Biographical Information

Christopher M. Gorman

Chris Gorman most recently served as Merger Integration Executive, KeyCorp and was responsible for leading KeyCorp’s integration of First Niagara Financial Group, a $40B financial institution with 400 branches throughout the northeastern U.S.

Previously, Gorman served as the President of Key Corporate Bank, which includes KeyBank Real Estate Capital, Enterprise Commercial Payments, Key Equipment Finance and KeyBanc Capital Markets. Prior to that, Gorman led KeyBanc Capital Markets. He also held key leadership roles at McDonald Investments, a registered broker-dealer acquired by KeyCorp in 1998.

Gorman has been a member of KeyCorp’s Executive Leadership Team, and President of the KeyBank Foundation Board of Trustees since 2010. Additionally, he serves as Chairman of KeyCorp’s Corporate Responsibility Council. Gorman received a Bachelor’s Degree in Finance from Miami University.

Donald R. Kimble

Don Kimble joined KeyCorp as Chief Financial Officer on June 3, 2013 and is a member of the Executive Leadership Team and Executive Council at Key. He oversees accounting, tax, treasury, planning and forecasting, facilities, investor relations and line of business finance.

Prior to joining Key, Kimble was Senior Executive Vice President and Chief Financial Officer of Huntington Bancshares Incorporated, headquartered in Columbus, Ohio. His responsibilities included financial forecasting and planning, treasury and balance sheet management, accounting, tax, investor relations, business segment financial support, strategic planning and merger and acquisitions.

Prior to joining Huntington, Kimble served in various Chief Financial Officer capacities at AmSouth Bancorporation (now part of Regions Financial) and Bank One Corporation. Kimble holds a bachelor’s degree in Accounting from Ohio State University.

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About KeyCorp

KeyCorp’s roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $134.5 billion at March 31, 2017.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications, and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Vernon Patterson, 216.689.0520, vernon_patterson@keybank.com

Investor Relations: Kelly Dillon, 216.689.3133, kelly_l_dillon@keybank.com

Media: Jack Sparks, 720.904.4554, jack_sparks@keybank.com

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